UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — September 30, 2007
NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)
NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Definitive Material Agreement.
On September 30, 2007, NUCRYST Pharmaceuticals Corp (the “Company”) signed two separate long-term amended supply and license agreements with Smith & Nephew (“S&N”) for the manufacture and sale of ActicoatTM dressings with the Company’s SILCRYSTTM nanocrystalline coatings. The two companies entered these agreements initially in 2001, under the terms of which S&N bought the ActicoatTM brand from the Company and granted the Company exclusive manufacturing rights, plus agreed to pay manufacturing cost reimbursement, a royalty on sales and certain other milestone payments. Key changes reflected in the amended agreements include: an advance milestone payment to the Company of $5,000,000 payable on the effective date of the license agreement; a new fixed overhead charge payable by S&N to the Company for manufacturing the ActicoatTM product line, which charge has been established through 2009 at a minimum floor equal to the 2007 overhead charge; the ability of the Company to begin including in the cost of goods sold to S&N a charge equal to partial depreciation of its new production facility whereas no such charge could be recovered previously until the Company began using the facility to produce ActicoatTM products; an early cost of goods relief payment of $4.5 million to be paid by the Company to S&N in 2007, 2008 and 2009; the deletion of the non-compete clause in the prior agreements that will allow S&N to introduce wound care dressing products that include other forms of silver ; a limitation of the Company’s license with S&N, which will allow the Company to sell or license new products containing the Company’s nanocrystalline silver technology to other parties if S&N declines to commercialize any new products potentially developed by the Company; the Company will now contribute services towards the joint development of new products with S&N up to a maximum amount per year equivalent to 1.5% of S&N’s sales of Acticoat™ products, which replaces the previous system whereby S&N reimbursed the Company for all of its product development costs; and the elimination of a supplemental royalty that was payable to the Company upon the achievement certain gross margin thresholds of S&N’s ActicoatTM products. The Company’s press release announcing these amended agreements, which is an exhibit to this filing, contained information on the effect on the Company of the amended agreements. The Company has also attached as an exhibit to this filing a copy of the Material Change Report filed with SEDAR on Form 51-102 F3 as filed on October 1, 2007.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release dated October 1, 2007.
99.2 Material Charge Report filed on Form 51-102 F3 on SEDAR on October 1, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE: October 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 1, 2007.
99.2	Material Charge Report filed on Form 51-102 F3 on SEDAR on October 1, 2007.